                              FORM 8-K


                            CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported)  March 3, 1995


                      DIXON TICONDEROGA COMPANY
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


            Delaware                            23-0973760
   ----------------------------             -------------------
   (State or other jurisdiction               (IRS Employer
        of incorporation)                   Identification No.)


                                  02655
                               -----------
                               (Commission
                               File Number)




                      2600 Maitland Center Parkway
                                Suite 200
                        Maitland, Florida  32751
                (Address of principal executive offices)



             Registrant's telephone number, including area code
                              (407) 875-9000

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ITEM 5.  OTHER EVENTS.

        On March 3, 1995, the Board of Directors of the Company declared a dividend distribution of one Right for each outstanding share of Common Stock, $1.00 par value (the "Common Stock"), of the Company to the stockholders of record on March 31, 1995 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Preferred Stock, $1.00 par value of the Company (the "Preferred Stock"), at a Purchase Price of $30.00 per one one-thousandth of a share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in the Rights Agreement (the "Rights Agreement"), dated as of March 3, 1995, between the Company and First Union National Bank of North Carolina, National Association, a national banking association, as Rights Agent (the "Rights Agent").

        Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificate will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as may be determined by the Board of Directors) following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares of Common Stock. The term "Acquiring Person") specifically excludes (i) the Company, (ii) any Subsidiary (as such term is defined in the Rights Agreement) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (v) any Exempt Person (as such term is defined in the Rights Agreement), (vi) the Gino N. Pala Family Members (as such term is defined in the Rights Agreement) as long as the Gino N. Pala Family Members own in the aggregate less than 30% of the outstanding shares of Common Stock of the Company, or (vii) any person who or which would be an Acquiring Person solely by reason of
(A) being the beneficial owner of shares of Common Stock, the beneficial ownership of which was acquired by such person pursuant to a transaction or series of related transactions approved by the Continuing Directors (as such term is defined in the Rights Agreement) of the Company before such person otherwise became an Acquiring Person or (B) any other action or transaction which the Continuing Directors of the Company determines should not, consistent with the purposes of the Rights Agreement, cause such person to be deemed an Acquiring Person, which determination is made prior to such person otherwise becoming an Acquiring Person. Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

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        The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 31, 2005, unless earlier redeemed by the Company as described below.
        As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock prior to the Distribution Date will be issued with Rights.

        In the event that any person becomes an Acquiring Person unless such acquisition is made pursuant to a tender or exchange offer for all outstanding shares of the Company, at a price determined by a majority of the independent Directors of the Company who are not represen- tatives, nominees, Affiliates or Associates of an Acquiring Person to be fair and otherwise in the best interest of the Company and its stockholders), each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company), having a value equal to two times the exercise price of the Right.
The exercise price is the Purchase Price subject to adjustment in accordance with the terms of the Rights Agreement. Notwithstanding any of the foregoing, following the occurrence of the event set forth in this paragraph (the "Flip-In Event"), all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person will be null and void. However, Rights are not exercisable following the occurrence of the Flip-in Event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

        In the event that following the Stock Acquisition Date, (i) the Company is acquired in a merger or consolidation in which the Company is not the surviving corporation (other than a merger that follows a tender offer determined to be fair to the stockholders of the Company, as described in the preceding paragraph) or (ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which have previously been voided as sat forth above) shall thereafter have the right to receive, upon exercise of the Right, Common Stock of the acquiring company having a value equal to two times the exercise price of the Right.

        The Purchase Price payable, and the number of Units of Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights or warrants to subscribe for Preferred Stock or convertible securities at leas than the current market price of the Preferred Stock, or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

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        With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

        At any time until 10 days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right. Under certain circumstances, the decision to redeem will require the concurrence of a majority of the Continuing Directors (as defined below). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 redemption price.

        The term "Continuing Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Continuing Directors, but shall not include an Acquiring Person, or an affiliate or associate of an Acquiring Person, or any representative of the foregoing entities.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company as set forth above.

        Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board (in certain circumstances, with the concurrence of the Continuing Directors) in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

        The form of the Rights Agreement is being filed herewith as an Exhibit and is incorporated herein by reference. A copy of the Rights Agreement is available free of charge from the Company. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

        (c)    Exhibits:

     1. Form of Rights Agreement dated as of March 3, 1995, between Dixon Ticonderoga Company and First Union National Bank of North Carolina.

     2.      Form of letter to stockholders explaining the Rights.

     3.      Press Release dated March 3, 1995.





                              SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    DIXON TICONDEROGA COMPANY



March  3, 1995                      By:
                                       ------------------------
                                     (Signature)

                                    As:
                                       -------------------------

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                                EXHIBIT LIST


1. Form of Rights Agreement dated as of March 3, 1995, between Dixon Ticonderoga Company and First Union National Bank of North
Carolina.

2.      Form of letter to stockholders explaining the Rights

3.      Press Release dated March 3, 1995